Dated 14th day of February, 2005

                                     Form of

             Director and Chief Technology Officer Service Contract

                                     between

                             Global Pharmatech, Inc.

                                       and

                                     Tom Du

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This Contract was made between the following two parties on 14th February, 2005:

(1) Global Pharmatech, Inc., duly incorporated under the laws of the State of Delaware ("Party A"); and

(2) Tom Du, ("Party B").

      Both parties have entered into the following agreement through friendly negotiations on the principle of equality and mutual benefits in order to confirm and regulate the relationship between Party A as the appointor and Party B as the appointee in respect of the service.

                              Article 1 Appointment

1.1 Party A shall appoint Party B as director and chief technology officer of Party A's board of directors in accordance with the terms of this Contract.

1.2 Party B agrees to be appointed as director and chief technology officer of Party A's board of directors in accordance with the terms of this Contract.

                                Article 2 Duties

Party B's duties, powers and responsibilities as director and chief technology officer of the Board of Party A shall be those which are customary for such position, and furthermore specially, shall perform the duties of

      2.1   Seeking and meeting investors on behalf of Party A.
      2.2 Providing suggestions for Party A regarding Party A's listing on a U.S Stock Exchange.
      2.3 Actively seeking partners, including but not limited to, appointing Advisory Committee members, subsequent directors, partners for Party A's R & D and marketing activities in the U.S., partners for the export of U.S. products into China.
      2.4 Proceeding of the registration procedure of Party A's developments to FDA.
      2.5 Providing suggestions for Party A regarding their growth. 2.6 Everything that is to promote Party A's capital market value and the long term growth of Party A.

In addition, Party B confirms that he owes a fiduciary and diligence obligation to Party A and that he shall not engage in any activities in competition with Party A's business or carry out any activities detrimental to the interests of Party A.

                             Article 3 Remuneration

3.1 From the Effective Date, the remuneration to be received by Party B for the performance of his services under this Contract as director of Party A shall be US $4,000.00 per month, to be paid monthly. Party B should spend not more then 10 to 15 hours per week or 40 to 60 hours per month working for Party A during the period of his appointment.

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3.2.  Party B shall be granted the option to purchase  Party A's stock of 50,000 shares under the terms of the applicable stock options plan then in effect, upon the achievement of working goals as determined by the Board.

                            Article 4 Non-Competition

4.1 During the period of employment with Party A, Party B agrees not to engage in any business that individually develop any of the products developed by Party A including all products approved by the FDA, products marketed by Party A prior to, during, or under development during the period of employment. Party B shall be entitled to employment outside of Party A under the terms and provisions of this clause including, but not limited to, similar companies so long as any products developed by similar companies are not in direct competition with Party A's products.

                       Article 5 Confidentiality Liability

5.1 Party B is aware that he will gain access to secret information possessed by members of Party A's Group and/or kept in custody by members of Party A's Group (hereinafter referred to as "Confidential Information") in the performance of his duties hereunder, including but not limited to, documents, materials, data, information, plans and insider information. Party B confirms that such Confidential Information is solely owned by members of Party A's Group and/or is kept in custody by members of Party A's Group.

5.2 Whether during the term of this Contract or within any time after the termination of Party B's appointment as Party A's director, Party B warrants that (except such Confidential Information may be disclosed to the public not in violation of the confidentiality undertaking under this Contract):

      (a) Party B shall not divulge or disclose the Confidential Information to any third party in any way, with the exception of any Confidential Information which Party B must disclose to the relevant employees of members of Party A's Group and the professional personnel employed by members of Party A's Group for the performance of his obligations hereunder and any Confidential Information the disclosure of which is authorized by the board of directors or is ordered by a court of competent jurisdiction;

      (b) Party B shall not make use of the Confidential Information in any way for his own benefit or for the benefit of his friends and relatives or any third party without Party A's permission; or

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      (c)   Party  B  shall  take  all   necessary   measures   to  prevent  the
            Confidential Information from spreading or disclosure to any third party without Party A's permission.

5.3 Upon the expiration of this Contract or earlier termination of Party B's appointment, Party B shall immediately, completely and effectively return to Party A all the information relating to the business of members of Party A's Group (including, but not limited to, Party A's documents, personal notes, records, reports, handbooks, drawings, forms, computer diskettes and tapes) within Party B's possession or under his control whether or not the same was originally supplied to Party B by Party A.

                      Article 6 Termination of Appointment

6.1 When any one of the following events occurs to Party B, the appointment relationship between Party A and Party B herein shall be immediately and automatically terminated (unless otherwise decided by the board of directors):

      (a) Party B is prohibited by any laws, regulations, rules, practice directions or practice rules from taking up the position hereunder or Party B loses the qualifications required by the position hereunder;

      (b) if due to health reasons, Party B is unable to fully perform his duties hereunder for three months;

      (c) Party B commits any serious breach and/or repeated and/or continual breach of any of Party B's obligations hereunder;

      (d) Party B is guilty of any serious misconduct or serious neglect in the discharge of Party B's duties hereunder;

      (e) Party B's actions or omissions bring the name or reputation of Party A or any member of Party A's Group into serious disrepute or prejudices the business interests of Party A or other members of Party A's Group;

      (f) Party B is or has become of unsound mind or shall be or become a patient for the purpose of any laws relating to mental health;

      (g) Party B is sued for criminal liability or convicted of any criminal offence other than an offence which in the reasonable opinion of the board of directors of Party A does not affect Party B's position as appointed herein (bearing in mind the nature of the duties in which Party B is appointed and the capacities in which Party B is appointed);

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      (h)   Party B is removed  from the office of the  position by the board of directors of Party A.

      (i) Party B leaves the service according to the articles of association of Party A; or

      (j) Party B fails to attend the board of directors' meeting of Party A in person consecutively for three times.

6.2 In addition to the aforesaid provisions of Article 6.1, Party A may also discharge the appointment relationship between Party A and Party B by giving notice in writing to Party B when any one of the following events occurs:

      (a) Party B is unable to substantially perform his duties hereunder due to health reasons, within any twelve-month period for a cumulative total of two hundred and sixty-five working days. Then, Party A may at any time discharge Party B from the post by giving Party B a fourteen-day written notice of discharge.

      (b) Party B is in breach of his obligations or the provisions of this Contract and does not repent after warning has been given by Party A.

      (c) Damage or loss has been caused to Party A due to Party B's wilful or material default in the performance of his duties hereunder.

      Anydelay by Party A in exercising such right of termination shall not constitute a waiver thereof.

      Party B reserves the right to terminate this agreement with one-month notice for good cause arising from impossibility of performance and/or conflict of interest. Party A and Party B consent to mediation of any issues under this clause for any matters of disagreement not otherwise contained herein with respect to employment disputes.

6.3 If the appointment relationship between both parties herein is terminated due to the occurrence of any of the events referred to in Article 6.1 or 6.2 above, such termination shall not affect Party A's rights herein against Party B and the provisions of Articles 4 and 5 hereof shall still be applicable.

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6.4 Party B shall not,  during the  continuance  of his  appointment or within a period of one year after the termination thereof, either on his own behalf or on behalf of any other person, entice away from any member of Party A's Group any employee, worker, manager or director of any member of Party A's Group, whether or not such person would commit any breach of his contract of appointment with any member of Party A's Group by reason of his leaving service.

6.5 Party B shall reserve the right to claim attorney fees arising from any breach of the agreement by Party A.

                     Article 7 Effectiveness of the Contract

This Contract shall become effective after signing by both parties.

                          Article 8 Additional Clauses

8.1 The heading of each Article hereof is inserted for the purpose of convenience only and shall not prejudice the meaning or construction of the provisions hereof.

8.2 This Contract shall have two copies. Party A and Party B shall each hold one copy which shall have the same effect.

         In view of the above, Party A and Party B have signed this Contract.


Party A:

For and on behalf of
Global Pharmatech, Inc


/s/ Xiaobo Sun
--------------------------
Name: Xiaobo Sun
Title: CEO and President

Party B:  Tom Du

/s/ Tom Du
--------------------------